Exhibit 4.D

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE "ACTS"). THE SECURITIES MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                             PARLEX CORPORATION

                      7% CONVERTIBLE SUBORDINATED NOTE
                             Due: July 28, 2007

$__________                                                     July 28, 2003


      For value received the undersigned, Parlex Corporation, a Massachusetts corporation (the "Company"), hereby promises to pay ______________ (or his, her or its assignee so long as such assignee is an Investor named on the signature pages to the Purchase Agreement (as hereinafter defined)), at its principal office in the City of Methuen, Massachusetts, the principal sum of __________________________________ Dollars and no cents ($________) (the
"Face Amount") in lawful money of the United States on July 28, 2007 (the "Maturity Date"), together with interest thereon, as more fully provided below.

      This Convertible Subordinated Note (the "Convertible Note") shall bear annual interest (the "PIK Interest") at a fixed rate of 7% of the Unpaid Face Amount, payable quarterly as of the first business day of each calendar quarter in arrears only in shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (the "PIK Interest Shares"), which number of shares shall be determined by dividing the monetary value of the accrued interest due on the unpaid Face Amount for the relevant quarterly period by the Initial Conversion Price (as hereinafter defined). The Company agrees to provide notice to the Investors at least three (3) business days prior to the issuance of any PIK Interest Shares. If the PIK Interest
Shares are not then covered by an effective registration statement, then each holder of this Convertible Note may choose, in its sole discretion, to have the PIK Interest paid in PIK Interest Shares or in cash, with the exception of the first interest payment payable hereunder, which shall in any event be payable in PIK Interest Shares.

      This Convertible Note has been issued under the terms and provisions of a Securities Purchase Agreement (the "Purchase Agreement"), dated July 28, 2003, among the Company and the Investors named on the signature pages thereto and are entitled to the benefits thereof.

      Upon the occurrence of any one or more of the Events of Default specified in Article 8 of the Purchase Agreement, all amounts then remaining unpaid on this Convertible Note, including any accrued but unpaid PIK Interest, may be declared to be or shall become immediately due and payable as provided in the Purchase Agreement.


      This Convertible Note is subject to the following additional provisions, terms and conditions:

      1.  Right to Convert.

      (a) Subject to paragraph 3 hereof, the Face Amount of this Convertible Note shall be convertible at the option of the Investor, in whole or in part, (but in no event shall any conversion in part consist of less than twenty percent (20%) of the Face Amount of this Convertible Note), at any time prior to the Maturity Date into such number of fully paid and non-assessable shares of Common Stock of the Company as is determined by dividing the Face Amount of this Convertible Note or the portion that is being converted by the Initial Conversion Price of $8.00 per share. Until such time as this Convertible Note is converted or paid off, the Initial Conversion Price is subject to adjustment as hereinafter provided except that if the Company exercises its option to redeem the Convertible Note as provided for in paragraph 4 below (and payment is made or provided for on the proposed redemption date), then only the portion of the Convertible
Note that was not redeemed may be converted.

      2.  Conversion Procedure.

      (a) Before any holder of this Convertible Note shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the instrument or instruments therefor, duly endorsed, at the office of the Company or its transfer agent, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. A Convertible
Note so delivered shall be deemed to have been converted on the day of surrender of this Convertible Note for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of this Convertible Note to be converted, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock of the Company issuable upon conversion. Within five (5) business days of the conversion date, the Company or its transfer agent shall issue a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with, in the event this Convertible Note is being converted in part only, a new Convertible Note representing the Face Amount hereof which shall not have been converted.

      (b) Upon receipt of a certificate or certificates for the number of full shares of Common Stock issuable upon conversion as herein provided, this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate other than the right of the Investor to receive Common Stock (and, in the event of a partial conversion, a new Convertible Note representing the Face Amount hereof which shall not have been converted) in exchange therefor. This Note shall then be cancelled.

      3. Initial Conversion Price Adjustments of Convertible Note for Certain Dilutive Issuances, Splits and Combinations.

      The Initial Conversion Price of the Convertible Note shall be subject to adjustment from time to time as follows:

            (i) Upon each adjustment of the conversion price, the holder of this Convertible Note shall thereafter be entitled to receive the number of shares obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment, and dividing the product thereof by the conversion price resulting from such adjustment. Notwithstanding any other provision herein contained, no adjustment of the conversion price shall be made until the total amount of the adjustment (based on any single transaction or a series of aggregated transactions which trigger the anti-dilution provisions set forth in this paragraph 3) shall be equal to at least one cent per share.

            (ii) Except for (a) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to key employee and consultant benefit plans adopted by the Company and except for shares of Common Stock issued upon the exercise of such options granted pursuant to such plans (provided that the aggregate number of shares thus awarded and covered by unexercised options and thus issued pursuant to such options shall not be in excess of 1,000,000 shares (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes)) and (b) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued pursuant to a merger, consolidation, acquisition, strategic alliance, purchase or sale of assets, sale or exchange of stock, or in connection with any strategic investments, joint venture, manufacturing, marketing or distribution arrangement, technology transfer or development arrangement, or other similar commercial relationship or similar business combination approved by the Board of Directors (in each case not for the purpose of capital raising), and (c) shares of Common Stock issuable pursuant to the exercise of that certain Warrant dated June 11, 2003 granted to Silicon Valley Bank, if and whenever the Company shall issue or sell any shares of its Common Stock or Convertible Securities (as hereinafter defined) for a consideration per share less than the conversion price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the conversion price shall be reduced to:

                  (A) in the event such issue or sale occurs at any time during the first 18 months following the date of closing of the transactions contemplated by the Purchase Agreement (the "Initial Period"), the lower price.

                  (B) in the event such issue or sale occurs at any time after the Initial Period, the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of
            (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Convertible Notes or Warrants as said term is defined in the Purchase Agreement outstanding immediately prior to such issue or sale) multiplied by the conversion price then in effect, and
            (2) the consideration, if any, received by the Company upon such issue or sale, by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including for this purpose all shares of Common Stock issuable upon exercise or conversion of any Convertible Notes or Warrants as said term is defined in the Purchase Agreement outstanding immediately prior to such issue or sale) and (2) the number of shares of Common Stock thus issued or sold.

            (iii) For the purposes of paragraph (ii), the following provisions (A) to (E), inclusive, shall also be applicable:

                  (A) In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of,
            (aa) Common Stock or (bb) any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (aa) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the conversion price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in paragraph (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (B) In case the Company shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (aa) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (bb) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the conversion price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in paragraph (vi) below, no further adjustments of the conversion price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph (iii), no further adjustment of the conversion price shall be made by reason of such issue or sale.

                  (C) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deducting therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the conversion price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of paragraph (vii) below, shall be made after giving effect to such adjustment of the conversion price.

                  (D) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them

            (aa) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (bb) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (E) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (iii).

            (iv) In case the Company shall (A) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in paragraph (v) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (B) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Convertible Note upon the conversion hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such conversion, and, in addition and without further payment therefor, each dividend described in clause (A) above and each dividend or distribution described in clause (B) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of this Convertible Note such holder (A) had been the record holder of the number of shares of Common Stock then received, and (B) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

            (v) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

            (vi) If (A) the purchase price provided for in any right or option referred to in clause (A) of paragraph (iii), or (B) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (A) or clause
      (B) of paragraph (iii), or (C) the rate at which any Convertible Securities referred to in clause (A) or clause (B) of paragraph (iii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the conversion price then in effect shall forthwith be increased or decreased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of
      (A) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (B) the issuance at the time of such change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the conversion price then in effect hereunder shall forthwith be increased to such conversion price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause (A) of paragraph (iii) or the rate at which any Convertible Securities referred to in clause (A) or clause
      (B) of paragraph (iii) are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the conversion price then in effect hereunder shall forthwith be decreased to such conversion price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

            (vii) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Convertible Note and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon conversion hereof, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon conversion hereof had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Convertible Note to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares issuable upon the conversion of this Convertible Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            (viii) Upon any adjustment of the conversion price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Convertible Note at the address of such holder as shown on the books of the Company, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of this Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (ix)  In case any time:

                  (1) the Company shall declare any cash dividend on its
            Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

                  (2) the Company shall pay any dividend payable in stock
            upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (3) the Company shall offer for subscription pro rata to
            the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (4) there shall be any capital reorganization, or
            reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Convertible Note at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

            (x) No fractional shares of Common Stock shall be issued upon the conversion of this Convertible Note, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the date of the notice required by paragraph (b) above. "Market price" for purposes of this paragraph (x) shall mean, if the Common Stock is traded on a securities exchange or on the Nasdaq National Market, the closing price of the Common Stock on such exchange or the Nasdaq National Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq National Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

            (xi) As used herein, the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares issuable upon conversion of this Convertible Note shall include shares designated as Common Stock of the Company on the date of original issue of this Convertible Note or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph (vii) above.

            (xii) Notwithstanding anything to the contrary contained in this Convertible Note, the payment of the PIK Interest Shares by the Company to holders of the Company's 7% convertible subordinated notes issued pursuant to the Purchase Agreement shall not trigger any of the anti-dilution provisions specified under this paragraph 3.

      4.  Company Call Option.

      (a) At any time after the second anniversary of the date hereof, the Company shall have the option (the "Call Option") to redeem, in its sole and absolute discretion (in whole or in part), all of the Company's outstanding 7% convertible subordinated notes issued pursuant to the Purchase Agreement if the following conditions are met:

            (i) the Company has filed and caused to become effective and stay continuously effective a registration statement covering the aggregate number of shares of Common Stock issued or issuable with respect to the 7% convertible subordinated notes and warrants issued pursuant to the Purchase Agreement;

            (ii) the Company gives written irrevocable notice to all holders of the Company's outstanding 7% convertible subordinated notes of its intent to redeem such holders' notes (the date of such notice shall hereinafter be referred to as the "Notice Date") not later than 20 days prior to the date fixed by the Company to redeem such notes (the "Call Option Redemption Date"); and

            (iii) the closing price of a share of Common Stock, as reported on the Nasdaq National Market, has been, on average, for the 20 trading days prior to the Notice Date, at least two times the Initial Conversion Price.

      The outstanding unpaid Face Amount to be redeemed together with any unpaid PIK Interest accrued thereon as of the Call Option Redemption Date shall become due and payable on the Call Option Redemption Date.

      (b) Nothing hereinabove set forth shall affect in any way the right of the holder of this Convertible Note to convert this Convertible Note at any time and from time to time in accordance with paragraph 3 hereof.

      5.  Noteholder Put Option.

      (a) At any time after the third anniversary of the date hereof ("Third Anniversary Date"), the holder of this Convertible Note shall have the option (the "Third Anniversary Put Option") to require that this Convertible Note be redeemed by the Company in whole (but not in part). The holder hereof may exercise the Third Anniversary Put Option by giving the Company written notice of such exercise and the Company shall, within 20 days of receipt of such notice, redeem the outstanding unpaid Face Amount, and pay all accrued but unpaid PIK Interest thereon to the redemption date. In the event that the holder hereof fails to exercise its Third Anniversary Put Option as provided for herein within 30 days after the Third Anniversary Date, then the Third Anniversary Put Option shall be deemed to be null and void, and the holder hereof shall be deemed to have irrevocably waived its right to exercise the Third Anniversary Put Option and the Third
Anniversary Put Option shall be of no further force or effect.

      (b) In the event of a Change in Control (as hereinafter defined) of the Company, the holder hereof shall have the option (the "Change in Control Put Option") to require that this Convertible Note be redeemed by the Company in whole (but not in part), at 120% of the outstanding unpaid Face Amount, plus all unpaid PIK Interest accrued thereon to the redemption date.

      The Company shall give the holder of this Convertible Note written notice of such impending transaction not later than 20 days prior to the stockholders' meeting of the Company called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall give the proposed effective date of the transaction (the "Effective Date") and shall describe the material terms and conditions of the transaction and of this paragraph 5(b) (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the outstanding securities of the Company), and the Company shall thereafter give such holder prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than 20 days after the mailing by the Company of the first notice provided for herein or sooner than 10 days after the mailing by the Company of any notice of material changes provided for herein.

      Any election to exercise the Change in Control Put Option shall be made by the holder hereof giving written notice thereof to the Company at least five days before the Effective Date (if no such notice is given, the provisions of paragraph 3(vii) shall apply). Upon receipt of such notice, the Company shall, on the Effective Date, redeem this Convertible Note in whole (but not in part) at 120% of the outstanding unpaid Face Amount, plus all unpaid PIK Interest accrued thereon to the Effective Date.

      For purposes of this Convertible Note, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) after the date hereof first acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (c)(i):

            (A) any acquisition of shares or Voting Securities of the Company directly from the Company;

            (B) any acquisition or beneficial ownership by the Company or a subsidiary;

            (C) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

            (D) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company's then outstanding Voting Securities and the shares of the Company is then beneficially owned by all or substantially all of the persons who beneficially owned Voting Securities and shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and shares, as the case may be, immediately prior to such acquisition; or

            (E) any acquisition or beneficial ownership by one or more of the initial Investors or their assignees or transferees.

            (ii) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company,
      (C) individuals elected as directors of the Company subsequent to the date hereof pursuant to a nomination or board representation right of noteholders of the Company, or (D) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

            (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding

      Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation that is the issuer of such securities held by the stockholders of the Company after such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and shares of the Company, as the case may be; or

            (iv) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and shares of the Company, as the case may be.

      (d) Nothing hereinabove set forth in this paragraph 5 shall affect in any way the right of the holder of this Convertible Note to convert this Convertible Note at any time and from time to time in accordance with paragraph 3 hereof.

      (e) In the event that the holder hereof fails to exercise its Change of Control Put Option as provided for herein within 30 days after the Effective Date, then the Change of Control Put Option shall be deemed to be null and void, and the holder hereof shall be deemed to have irrevocably waived its right to exercise the Change of Control Put Option and the Change of Control Put Option shall be of no further force or effect.

      6.  Subordination.

      (a) To the extent there is any conflict between the provisions of this Paragraph 6(a) and the other provisions of this Convertible Note, the provisions of this Paragraph 6(a) shall control.

            (i) Investor subordinates to Silicon Valley Bank, or any successor in interest thereof (the "Senior Lender") any security interest or lien that Investor may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of Investor and the security interest of Senior Lender, the security interest of the Senior Lender in the property of the Company shall at all times be prior to the security interest of Investor. Investor shall not contest validity, perfection, or enforceability of the security interests or liens of the Senior Lender.

            (ii) All indebtedness hereunder (the "Subordinated Debt") is subordinated in right of payment to all obligations of the Company to the Senior Lender now existing or hereafter arising, together with all costs of collecting such obligations (including reasonable attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding (the "Senior Debt").

            (iii) Investor will not receive from the Company (and the Company will not make to Investor) any payment of all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Investor exercise any remedy with respect to any of the Senior Lender's collateral, nor will Investor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company for any cash payment of all or any part of the Subordinated Debt, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, the Investor shall be entitled to receive (A) cancellation of indebtedness hereunder in consideration of the conversion of such indebtedness into securities of the Company pursuant to the terms of this Convertible Note, and (B) payments of interest hereunder payable in the form of equity securities of the Company or cash. Nothing in this paragraph 6(a) shall prohibit Investor from converting all or any part of the Subordinated Debt into equity securities of the Company, or obtaining and receiving interest payments in the form of equity securities of the Company.

            (iv) Investor shall promptly deliver to the Senior Lender in the form received (except for endorsement or assignment by Investor where required by the Senior Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by Investor with respect to the Subordinated Debt other than in accordance with this Paragraph 6(a).

            (v) In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Paragraph 6(a) shall remain in full force and effect, and the Senior Lender's claims against the Company and the estate of the Company shall be paid in full before any payment is made to Investor.

            (vi) For so long as any of the Senior Debt remains unpaid, Investor irrevocably appoints the Senior Lender as Investor's attorney-in-fact, and grants to the Senior Lender a power of attorney with full power of substitution, in the name of Investor or in the name of the Senior Lender, for the use and benefit of the Senior Lender, without notice to Investor, to perform at the Senior Lender's option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

                  a. To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Investor if Investor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if the Senior Lender elects, in its sole discretion, to file such claim or claims.

            (vii) This Paragraph 6(a) shall remain effective for so long as the Company owes any amounts to the Senior Lender. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Senior Lender for any reason
      (including, without limitation, the bankruptcy of the Company), this paragraph 6(a) and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Investor shall immediately pay over to the Senior Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Investor, the Senior Lender may take such actions with respect to the Senior Debt as the Senior Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect Senior Lender's rights hereunder. Investor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Investor agrees that it shall not assert any such defenses or rights.

            (viii) The provisions of this paragraph 6(a) shall bind any successors or assignees of Investor and shall benefit any successors or assigns of the Senior Lender, and, if the Company refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of the Senior Lender for the purposes of this paragraph 6(a). This paragraph 6(a) is solely for the benefit of Investor and the Senior Lender and not for the benefit of the Company or any other party.

            (ix) The provisions of this paragraph 6(a) may be amended only by written instrument signed by Investor and the Senior Lender.

      (b) The Company agrees, and the holder hereof by such holder's acceptance hereof likewise agrees, that anything herein to the contrary notwithstanding, the indebtedness evidenced by this Convertible Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all outstanding obligations of the Company at the date hereof under (i) that certain Guaranty dated February 25, 2003, executed and delivered by the Company to Shanghai Jinling Co., Ltd to guarantee the payment obligations of Parlex (Shanghai) Circuit Co., LTD., a subsidiary of the Company, under that certain Term Note in the original principal amount of 7,000,000 Renminbi (RMB) (approximately US$845,000), issued by Parlex (Shanghai) Circuit

Co., LTD. to International Commercial Bank of China; and (ii) that certain Guaranty dated June 4, 2002, executed and delivered by the Company to CITIC Ka Wah Bank Limited to guarantee the payment obligations of Parlex (Shanghai) Interconnect Products, Co., Ltd., a subsidiary of the Company, under that certain Term Note in the original principal amount of $5,000,000, issued by Parlex (Shanghai) Interconnect Products, Co., Ltd. to CITIC Ka Wah Bank Limited (together, the "Senior Guarantees"):

            (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, readjustment, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Guarantees shall be entitled to receive payment in full of all principal and interest on all Senior Guarantees before the holder of this Convertible Note is entitled to receive any payment on account of principal or interest on this Convertible Note, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Convertible Note upon the Senior Guarantees and the holders thereof with respect to the indebtedness evidenced by this Convertible Note and the holder thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Guarantees shall be entitled to receive by application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Convertible Note, including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any indebtedness which is subordinate and junior in right of payment to this Convertible Note, except securities which are subordinate in right of payment to the payment of the Senior Guarantees.

            (ii) If there occurs a default in the payment of or in the performance of any other terms or obligations of any or all such Senior Guarantees, or in the instrument under which any Senior Guarantees is outstanding, permitting the holder of such Senior Guarantees to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Guarantees shall have been satisfied, no payment shall be made in respect of the principal of or interest on the indebtedness evidenced by this Convertible Note (excepting only interest payments in the form of equity securities of the Company), unless within three months after the happening of such event of default, the maturity of such Senior Guarantees shall not have been accelerated.

            (iii) In the event the holder hereof receives any payment or property on this Convertible Note in violation of the terms hereof, the holder hereof will hold the same in trust for, and forthwith pay over or deliver the same to, the holders of the Senior Guarantees to be applied pro rata on such Senior Guarantees whether or not the same then be due. If holders of Senior Guarantees shall receive any payment or distribution of cash, property or securities after the payment in full in cash of all Senior Guarantees, the Company shall cause the holders of Senior Guarantees to hold the same in trust for, and forthwith pay over or deliver the same to, the party or parties legally entitled thereto.

            (iv) No payments on account of principal of, or interest on, this Convertible Note shall be made unless full payment of amounts then due, whether at maturity or by reason of any event or action causing such amounts to become due prior to stated maturity or otherwise, for principal, premium, if any, sinking fund, and interest on Senior Guarantees has been made or duly provided for in money or money's worth.

      (c) Upon the payment in full of all Senior Guarantees, the holder of this Convertible Note shall be subrogated to the rights of the holders of Senior Guarantees to receive payments or distributions of assets of the Company applicable to the Senior Guarantees until the principal and interest on this Convertible Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Guarantees of any cash, property or securities to which the holders of this Convertible Note would be entitled except for the subordination provisions of this Convertible Note shall, as between the Company, its creditors other than the holders of Senior Guarantees, and the holder of this Convertible Note, be deemed to be a payment by the Company to or on account of Senior Guarantees.

      (d) No present or future holder of Senior Guarantees shall be prejudiced in such holder's right to enforce the subordination of this Convertible Note by any act or failure to act on the part of the Company or the holder of this Convertible Note. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of the Senior Guarantees on the one hand, and the holder of this Convertible Note on the other hand, and none of such provisions shall impair, as between the Company and the holder of this Convertible Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of this Convertible Note the principal and interest thereon, in accordance with the terms hereof, nor shall any such provisions prevent any holder of this Convertible Note from exercising all remedies otherwise permitted by applicable law or under the terms of this Convertible Note or the Purchase Agreement upon default thereunder, subject to the rights, if any, under the foregoing provisions, of holders of Senior Guarantees to receive cash, property or securities otherwise payable or deliverable to the holder of this Convertible Note.

      (e) This Convertible Note shall be senior in right of payment to all indebtedness of the Company other than the Senior Debt specified in paragraph 6(a) and the Senior Guarantees specified in paragraph 6(b). The Company covenants and agrees that so long as any of the Company's 7% convertible subordinated notes issued pursuant to the Purchase Agreement remains outstanding, or any liabilities (whether direct or contingent, liquidated or unliquidated) of the Company to the holders of such notes remain outstanding, and until payment in full of all obligations of the Company to such holders, the Company will not, create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) any indebtedness, liabilities or obligations of the Company to the holders of the 7% convertible subordinated notes; (b) any indebtedness, liabilities or obligations of the Company as of the date hereof specified under paragraph 6(a) or 6(b) hereof; (c) any refinancing of any of the indebtedness, liabilities or obligations of the Company specified in paragraphs 6(a) or 6(b) hereof; provided, however that such refinancing is completed with a commercial bank or other investment grade lending institution and does not prejudice the rights of the holder hereof to exercise and the Company to timely pay in cash the Third Anniversary Put Option, the Change of Control Put Option or to be paid at the term of this Convertible Note; and (d) indebtedness, liabilities or obligations incurred by the Company in the ordinary course of business.

      7. Registration Rights. The Company covenants and agrees that the holder of this Convertible Note shall have the rights of an Investor under the Purchase Agreement and Registration Rights Agreement, each dated July 28, 2003 among the Company and the Investors named on the signature pages thereto.

      8.  Restrictions Upon Conversion.

      (a) No Investor shall have the right to exercise this Convertible Note, to the extent that after giving effect to such exercise, such Investor (together with its affiliates) would beneficially own in excess of 4.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Convertible Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unconverted portion of this Convertible Note beneficially owned by such Investor and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Investor and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Convertible Note, in determining the number of outstanding shares of Common Stock an Investor may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Investor, the Company shall, within three (3) business days, confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this paragraph 8 may be revoked upon 60 days prior written notice by the Investor to the Company.

      (b) If the Company has not obtained Shareholder Approval (as defined below), if required by the applicable rules and regulations of the Nasdaq National Market (or any successor entity), then the Company may not issue upon conversion of the Convertible Notes issued and outstanding under the Purchase Agreement, in the aggregate, in excess of (i) 19.999% of the number of shares of Common Stock outstanding on the trading day immediately preceding July 28, 2003 (the "Original Issue Date"), (ii) less any shares of Common Stock issued as payment of interest or upon exercise of the Warrants issued to the Investors on the Original Issue Date pursuant to the Purchase Agreement (such number of shares, the "Issuable Maximum"). Each Investor shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Convertible Note(s) issued and sold to such Investor on the Original Issue Date by (y) the aggregate principal amount of all Convertible Notes issued and sold by the Company on the Original Issue Date. If any Investor shall no longer hold the Convertible Note(s), then such Investor's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Investors. If on any conversion date: (A) the applicable conversion price then in effect is such that the shares issuable under this Convertible Note on any conversion date together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Convertible Notes would exceed the Issuable Maximum, and (B) the Company's shareholders shall have previously disapproved the transactions contemplated by the Purchase Agreement, as may be required by the applicable rules and regulations of the Nasdaq National Market (or any successor entity), if any (the "Shareholder Approval"), then the Company shall issue to the Investor requesting a conversion a number of shares of Common Stock equal to such Investor's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Convertible Notes (including any accrued interest) then held by such Investor for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of such Investor's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "Excess Principal"), the Company shall be prohibited from converting such Excess Principal, and shall notify the Investor of the reason therefor. This Convertible Note shall thereafter be unconvertible until and unless Shareholder Approval is subsequently obtained or is otherwise not required, but this Convertible Note shall otherwise remain in full force and effect. The Company and the Investor understand and agree that shares of Common Stock issued to and then held by the Investor as a result of conversions of Convertible Notes shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.
For clarity, the failure of the Company to actually obtain Shareholder Approval shall not be a breach of covenant or Event of Default under this Convertible Note or the Purchase Agreement, provided, that any issuance of securities which results in an adjustment to the Initial Conversion Price (other than pursuant to Section 3(ii)) without the Company having previously sought Shareholder Approval as set forth in the Purchase Agreement shall be a breach of covenant in the Purchase Agreement and an Event of Default under Section 8.

      9.  Miscellaneous.

      (a) The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Convertible Note. Without limiting the generality of the foregoing, the

Company will not increase the par value of any shares of stock receivable on the conversion of this Convertible Note above the amount payable therefor on such conversion.


      (b) This Note shall be governed and construed according to the laws of the Commonwealth of Massachusetts without giving effect to the choice of laws provisions thereof. The parties hereto hereby submit to the jurisdiction of the United States federal and state courts located in the Commonwealth of Massachusetts with respect to any dispute arising under this Convertible Note.


                          [signature page follows]

                                       PARLEX CORPORATION


                                       By
                                          ---------------------------------
                                          Peter J. Murphy
                                          Chief Executive Officer & President



                    [signature page to convertible note]

                         [FORM OF CONVERSION NOTICE]


      The undersigned owner of this 7% Convertible Note due July 28, 2007 (the "Note") issued by Parlex Corporation (the "Company") hereby irrevocably exercises its option to convert $_____ principal amount of the
Note into shares of the common stock, $.10 par value, of Parlex Corporation ("Common Stock"), in accordance with the terms of the Note. The undersigned hereby instructs the Company to convert the portion of the Note specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Paragraph 3 of the Note. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Note recertificated in the principal amount, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Note.

      By delivering this conversion notice, the undersigned owner represents and warrants (place "X" next to applicable provision):

[__]  1.    that it does not now, nor after giving effect to this
            conversion will it, beneficially own in excess of 4.99% of the outstanding shares of Common Stock of the Company, calculated pursuant to the provisions of Paragraph 8(a) of the Note; or
[__]  2.    that it has provided, at least 60 days prior to the date of this conversion notice, notice to the Company of its revocation of the application of Paragraph 8(a) of the Note.


Date ______________________________________________________________________




Signature
___________________________________________________________________________
                                    [Name]

Address:
___________________________________________________________________________


___________________________________________________________________________